Exhibit 99.1

             Nektar Announces Third Quarter 2005 Financial Results

     SAN CARLOS, Calif.--(BUSINESS WIRE)--Nov. 3, 2005--Nektar Therapeutics (Nasdaq:NKTR):

     -- Exubera(R) receives positive recommendations in Europe and US; FDA extends review period by 3 months;

     -- Two proprietary products in clinic address unmet need for prevention of lung infections;

     -- New high-value Baxter agreement to develop PEGylated therapeutic forms of blood clotting proteins;

     --   Chiron and Nektar advance TIP to Phase III;

     --   Aerogen acquisition broadens Nektar pulmonary leadership;

     --   Company strengthens balance sheet.

     Nektar Therapeutics (Nasdaq:NKTR) announced today its financial results for the third quarter ended September 30, 2005.
     The Company reported total revenue of $36.4 million for the three months ended September 30, 2005 compared to $28.5 million for the three months ended September 30, 2004. In the third quarter of 2005, product and royalty revenue was $8.5 million compared to $5.0 million in the third quarter of 2004, and contract revenue totaled $23.7 million compared to $23.6 million in the third quarter of 2004. Nektar also reported that in the third quarter of 2005 the Company received $4.2 million from Pfizer for Exubera(R) (inhaled insulin) commercialization readiness for reimbursement of certain agreed upon operating costs related to the Exubera drug powder manufacturing facility in preparation for commercial production.
     Nektar reported a net loss of $23.8 million or $(0.28) per share for the three months ended September 30, 2005 compared to a net loss of $20.5 million or $(0.24) per share for the three months ended September 30, 2004.
     For the nine months ended September 30, 2005, Nektar reported total revenue of $93.4 million compared to $82.9 million for the nine months ended September 30, 2004. For the nine months ended September 30, 2005, product and royalty revenue was $20.3 million compared to $15.7 million for the nine months ended September 30, 2004, and contract research revenue totaled $62.7 million compared to $67.2 million for the nine months ended September 30, 2004. Exubera commercialization readiness totaled $10.3 million for the first nine months of 2005.
     For the nine months ended September 30, 2005, Nektar reported a net loss of $76.9 million or $(0.90) per share compared to a net loss for the nine months ended September 30, 2004 of $82.6 million or $(1.08) per share.
     As of September 30, 2005, the Company reported cash, cash equivalents and short-term investments of approximately $620.3 million compared to $378.5 million as of June 30, 2005. The cash, cash equivalents and short-term investments include the net proceeds from the sale of $315 million aggregate principal amount of its 3.25% convertible subordinated notes due 2012.

     Substantial Progress Made

     "This quarter Nektar achieved multiple milestones, including the recommendations for Exubera approval, announcement of two proprietary products, and new partner activities," said Ajit S. Gill, president and chief executive officer.

     Exubera Approval Recommended in the EU and US; FDA Extends Review Period 3 Months

     "The recommendations of the approval of Exubera in the US and the EU are significant milestones. The next steps for Exubera are final approvals from both regulatory agencies," said Gill.

     -- On September 8, 2005, a US Food and Drug Administration (FDA) advisory committee panel recommended the approval of Exubera (insulin (rDNA origin) powder for oral inhalation), an inhaleable, rapid-acting powder insulin for the treatment of adults with type 1 and type 2 diabetes. While the FDA usually follows the advice of its advisory committees, it is not obligated to do so.

     -- On October 13, 2005, the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Evaluation Agency (EMEA) issued a positive opinion recommending approval of Exubera. The European Commission is expected to act upon that recommendation early next year.

     -- On October 28, 2005, the FDA notified Pfizer and sanofi-aventis that it is extending its original review period for Exubera by three months.

     Nektar pioneered the advanced pulmonary technology for Exubera, including the inhaler, the formulation for the powdered insulin, and the manufacturing processes for making and packaging the powdered insulin.

     Nektar Proprietary Products Target Local Lung Infections in Seriously Ill Patients; Aerogen Acquisition Broadens Pulmonary Leadership

     "Nektar announced two proprietary products that highlight how our technology and expertise can generate unique product opportunities for Nektar that will enable us to build a high-value pipeline. These new products could help reduce mortality rates from fungal and bacterial lung infections while reducing the costs of patient treatment. Because they focus on improving existing medicines, they offer a lower risk profile with potential excellent returns-on-investment compared with typical new drug development programs," said Gill.
     On September 29, 2005 at its Investor Day in New York, Nektar disclosed two anti-infective products targeted at preventing local lung infections in seriously ill patients.

     -- Inhaled amphotericin B product is being developed for preventing fatal pulmonary fungal infections in immunosuppressed patients to reduce the incidence, morbidity, mortality and high cost of treating these infections. Using a small proprietary pocket size inhaler, the company has conducted two Phase I trials and has long-term toxicity studies underway to support the planned pivotal trials. More than 150,000 patients annually in the US and Europe are at risk of developing often fatal and costly fungal infections in the lungs. Nektar's inhaleable amphotericin B potentially could be the first prophylactic therapy to prevent these serious infections.

     -- Inhaled ICU antibiotics product is being developed for the prevention of ventilator-associated pneumonia (VAP) in the intensive care unit
          (ICU). VAP is a form of hospital-acquired, or nosocomial pneumonia, occurring in patients on mechanical ventilators. Nektar's novel drug-device system uses a nebulizer and Nektar proprietary adapter technology, along with a unique formulation of liquid antibiotics, to target the lungs directly with preventative doses of medicine in a ventilated patient. More than 450,000 patients in the US are at the highest risk for this disease. A proof-of-principle study sponsored by Nektar demonstrated that aerosolized antibiotics reduce the persistence of VAP after its onset by approximately half as compared to placebo.

     The acquisition of Aerogen, Inc., which closed on October 20, 2005, will broaden Nektar's pulmonary technology base by adding capabilities in aerosolized liquid drugs to Nektar's leadership position with inhaleable powdered drugs. Initially, Nektar will incorporate Aerogen technology into its proprietary inhaled ICU antibiotics product.

     Partner Pipeline Progress: New Collaboration with Baxter; Advances in the Clinic

     "We also saw progress in our partner pipeline. The new collaboration with Baxter exemplifies the higher value Nektar can gain through investment in early product concept work," said Gill. "The initiation of Phase III trials of tobramycin inhalation powder (TIP) by Chiron is an indication that our unique powder formulation and advanced inhaleable technologies may enable innovative therapeutics, such as TIP, to target local lung infections."

     -- On September 29, 2005, Nektar announced an agreement with subsidiaries of Baxter International Inc. to develop PEGylated therapeutic forms of blood clotting proteins for patients with hemophilia, in order to reduce the frequency of injections required to treat blood clotting disorders such as hemophilia A. This agreement allows Nektar to capitalize on the internal work on PEGylated proteins to provide Baxter with a differentiated product.

     -- On October 5, 2005, Chiron Corporation and Nektar announced the initiation of clinical testing in the Phase III program evaluating tobramycin inhalation powder (TIP), an investigational inhaled antibiotic. The TIP Phase III program includes two clinical trials and will evaluate the efficacy and safety of TIP in the treatment of lung infections caused by Pseudomonas aeruginosa in patients living with cystic fibrosis (CF). The first trial, called ASPIRE I, is underway.

     Conference Call Information

     Ajit S. Gill will host a conference call for analysts and investors today beginning at 2:00 p.m. Pacific Time, to discuss further the Company's performance.
     Investors can access a live audio-only webcast through a link that is posted on the Investor Relations section of Nektar's website at http://www.nektar.com. The web broadcast of the conference call will be available for replay through November 17, 2005.
     Analysts and investors can also access the conference call live via telephone by dialing (800) 559-9370 (U.S.); (847) 619-6819 (international). The passcode is 13029999 and the host is Mr. Ajit Gill. An audio replay will be available shortly following the call through November 17, 2005 and can be accessed by dialing (877) 213-9653 (U.S.); or (630) 652-3041 (International) with a passcode of 13029999. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

     About Nektar

     Nektar Therapeutics enables high-value, differentiated therapeutics with its industry-leading drug delivery technologies, expertise and manufacturing capabilities. The world's top biotechnology and pharmaceutical companies are developing new and better therapeutics using Nektar's advanced technologies and know-how. Nektar also develops its own products by applying its drug delivery technologies and its expertise to existing medicines to enhance performance, such as improving efficacy, safety and compliance.

     This release contains forward-looking information about a product candidate which is under review by the United States Food and Drug Administration and the European Medicines Evaluation Agency that involves substantial risks and uncertainties. Such risks and uncertainties include, among other things, whether and when such regulatory authorities will approve the product candidate, their decisions regarding labeling and other matters that could affect its commercial potential as well as competitive developments.
     This release contains forward-looking statements that reflect management's current views as to Nektar's business strategy, product and technology development plans and funding, status of clinical trials, the potential of Nektar's collaborative partnerships to bring new products to market and produce revenue, and developments in connection with the regulatory approval process for Exubera. These forward-looking statements involve uncertainties and other risks that are detailed in Nektar's reports and other filings with the SEC, including its Annual Report on Form 10-K, as amended, for the year ended December 31, 2004 and its Quarterly Report on 10-Q for the quarter ended June 30, 2005. Actual results could differ materially from these forward-looking statements.


                          NEKTAR THERAPEUTICS
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             ( In thousands, except per share information)


                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                  2005     2004       2005     2004
                               --------- --------- --------- ---------
                                   (unaudited)         (unaudited)
Revenue:
  Contract research revenue    $ 23,657  $ 23,556  $ 62,737  $ 67,167
  Product sales and royalty
   revenue                        8,450     4,990    20,313    15,737
  Exubera(R) commercialization
   readiness revenue              4,247         -    10,348         -
                               --------- --------- --------- ---------
Total revenue                    36,354    28,546    93,398    82,904

Operating costs and expenses:
  Cost of goods sold              6,125     4,477    16,813    13,746
  Exubera(R) commercialization
   readiness costs                3,075         -     8,035         -
  Research and development       38,591    34,534   109,321    99,476
  General and administrative     10,948     7,382    30,193    22,281
  Amortization of other
   intangible assets                982       981     2,945     2,944
                               --------- --------- --------- ---------
Total operating costs and
 expenses                        59,721    47,374   167,307   138,447
                               --------- --------- --------- ---------

Loss from operations            (23,367)  (18,828)  (73,909)  (55,543)


Gain/(loss) on extinguishment
 of debt                           (303)        -      (303)   (9,258)
Other income/ (expense), net        (32)     (128)   (1,435)      303
Interest income                   2,899     1,763     7,683     4,617
Interest expense                 (2,992)   (3,259)   (8,908)  (22,603)
                               --------- --------- --------- ---------

Net loss before provision for
 income taxes                   (23,795)  (20,452)  (76,872)  (82,484)

(Provision) /benefit for
 income taxes                         -         -         -      (132)
                               --------- --------- --------- ---------

Net loss                       $(23,795) $(20,452) $(76,872) $(82,616)
                               ========= ========= ========= =========

Basic and diluted net loss per
 common share                  $  (0.28) $  (0.24) $  (0.90) $  (1.08)
                               ========= ========= ========= =========

Shares used in computing basic
 and diluted net loss per
 common share                    86,228    83,853    85,331    76,550
                               ========= ========= ========= =========



                          NEKTAR THERAPEUTICS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                           September 30, December 31,
                                               2005         2004
                                            (unaudited)
                                           ------------- ------------
                  ASSETS

Current assets:
  Cash, cash equivalents and short-term
   investments                               $  620,328    $  418,740
  Inventory                                      13,152        10,691
  Other current assets                           24,729        25,108
                                             -----------   -----------
     Total current assets                       658,209       454,539

Property and equipment, net                     144,716       151,247
Goodwill                                        129,986       130,120
Other intangible assets                           3,075         6,456
Deposits and other assets                        10,924         2,559
                                             -----------   -----------
                                             $  946,910    $  744,921
                                             ===========   ===========


   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities   $   25,614    $   24,231
  Capital lease obligations - current               444         1,532
  Deferred revenue                               21,767        29,890
                                             -----------   -----------
     Total current liabilities                   47,825        55,653

Convertible subordinated debentures             417,653       173,949
Accrued rent                                      2,071         2,117
Capital lease obligations - noncurrent           20,419        23,568
Other long-term liabilities                      24,838        22,292

Stockholders' equity:
  Preferred stock at par                              -             -
  Common stock at par                                 9             8
  Capital in excess of par                    1,232,718     1,187,575
  Deferred compensation                          (3,423)       (2,764)
  Accumulated other comprehensive
   gain/(loss)                                   (1,207)         (356)
  Accumulated deficit                          (793,993)     (717,121)
                                             -----------   -----------
     Total stockholders' equity                 434,104       467,342
                                             -----------   -----------
                                             $  946,910    $  744,921
                                             ===========   ===========


     CONTACT: Nektar Therapeutics
              Joyce Strand, 650-631-3138
              Jennifer Ruddock, 650-631-4954